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                                                                Exhibit 1(a)








                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                THE COLONIAL LIFE INSURANCE COMPANY OF AMERICA

                 ESTABLISHING THE COLONIAL SEPARATE ACCOUNT D
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One Granite Place, P.O. Box 515, Concord, NH 03302-0515. (603) 226-5000

                                 CERTIFICATION
                                 -------------


  I, Frederick H. Condon, being duly constituted Secretary of The Colonial Life Insurance Company of America, a corporation organized and existing under and by virtue of the Laws of the State of New Jersey (hereinafter called the Corporation) do hereby certify that the following is a true and complete copy of a resolution duly adopted at a meeting of the Board of Directors of this Corporation, duly called and held on June 13, 1994 at which a quorum was present and voting; and said resolution is still in full force and effect and has not been rescinded; and that said resolution is not in conflict with the Charter or By-Laws of this Corporation.

       RESOLVED:   That pursuant to the provisions of Sections 17B:28-7 of the
       New Jersey Statutes Annotated, and any regulations promulgated thereunder by the New Jersey Commissioner of Insurance, the Board of Directors of The Colonial Life Insurance Company of America ("the Company") does hereby establish a separate account to be known as "Colonial Separate Account D" for the purpose of allocating thereto any amounts paid to or held by the Company in connection with the issuance of variable life insurance policies (the "Policies"), including, but not limited to, amounts held under optional settlement modes;

       FURTHER RESOLVED: That the Chairman, the Vice Chairman, the President, any Senior Vice President and the Treasurer, or any of them, (herein "Officers") be, and they each hereby are, severally authorized and directed, in conjunction with the Company's independent certified public accountants, legal counsel, independent consultants and/or such others as they may deem appropriate, to take such actions as they may deem necessary or appropriate to receive approval of the operation of Colonial Separate Account D by the New Jersey Commissioner of Insurance;

       FURTHER RESOLVED: That the income, gains and losses, realized or unrealized, in Colonial Separate Account D shall be credited to or charged against the amounts allocated to Colonial Separate Account D in accordance with the terms of the Policies, without regard to other income, gains or losses of the Company;

       FURTHER RESOLVED: That Colonial Separate Account D shall be legally segregated and the assets and contract liabilities shall not be chargeable with liabilities arising out of any other business which the Company may conduct and such assets shall not be available to general creditors of the Company in the event of



                    Chubb LifeAmerica is the servicemark of

Chubb Life Insurance Company of America . The Colonial Life Insurance Company of
                                    America

                     Chubb Sovereign Life Insurance Company
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                                      -2-


insolvency of the Company to the full extent permitted by applicable law;

FURTHER RESOLVED: That Colonial Separate Account D shall be divided into divisions and subdivisions so that each division or subdivision may invest in the shares of designated investment companies with the net premiums received under the Policies as directed by the owners of said Policies;

FURTHER RESOLVED: That the Executive Committee of the Board of Directors be, and it hereby is, expressly authorized in its discretion and as it may deem appropriate from time to time in accordance with applicable laws and regulations: (a) to divide Colonial Separate Account D into one or more divisions or subdivisions, (b) to modify, consolidate, or eliminate any such divisions or subdivisions, (c) to change the designation of Colonial Separate Account D to another designation, (d) to further designate any divisions or subdivisions thereof, and (e) to take such other action as may be required to further Colonial Separate Account D's compliance with applicable state and federal laws;

FURTHER RESOLVED: That amounts allocated to Colonial Separate Account D and any accumulations thereon, or to any division of Colonial Separate Account D, may be invested or reinvested in any class of investments which may be authorized in the Policies, including, but not limited to, shares of an investment company or companies established pursuant to the Investment Company Act of 1940 and regulations promulgated thereunder, without regard to any requirements or limitations prescribed by the laws of the State of New Jersey governing the investments of life insurance companies; provided, that no assets held in Colonial Separate Account D will be invested in any investments prohibited by
Section 17B:28-9 of the New Jersey Statutes Annotated;

FURTHER RESOLVED: That the officers be, and they each hereby are, authorized and directed to execute such agreement or agreements as they deem necessary or appropriate with one or more investment companies established pursuant to the Investment Company Act of 1940 and regulations promulgated thereunder;

FURTHER RESOLVED: That the following binding Standards of Conduct applicable to the Company, its officers, directors, employees, and affiliates ("Persons") with respect to the purchase and sale of investments of Colonial Separate Account D be adopted:

     (1) No Person shall engage in any action or activity which the Person has reason to
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          believe could in any way conflict with
          Colonial Separate Account D's interest.

     (2) No Person, directly or indirectly, shall, in connection with any transaction: (a) employ any device, scheme or artifice to defraud Colonial Separate Account D; (b) make to Colonial Separate Account D any untrue statement of a material fact or omit to state to Colonial Separate Account D a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (c) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Colonial Separate Account D; or (d) engage in any manipulative practice with respect to Colonial Separate Account D.

     (3) No Person shall accept, directly or indirectly, any gift, favor, service, or anything of value from any broker, dealer or other Person which could be construed as being compensation for causing Colonial Separate Account D to engage in any transaction with such broker, dealer or other Person.

     (4) Each Person shall keep confidential all information regarding past or future transactions, investment programs and studies of Colonial Separate Account D, except as may be required by applicable law or as approved by the Company's Board of Directors.

FURTHER RESOLVED: That the Officers of the Company be, and they each hereby are, severally authorized to invest cash in Colonial Separate Account D or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of Colonial Separate Account D's operations, including, but not limited to, compliance with applicable tax laws, or to meet any minimum capital requirements under the Investment Company Act of 1940 and to transfer cash or securities from time to time between the Company's general account and Colonial Separate Account D as deemed necessary or appropriate, so long as such transfers are not prohibited by law and are consistent with the terms of the Policies;

FURTHER RESOLVED: That the Officers be, and they each hereby are, authorized and directed, in conjunction with the Company's independent certified public accountants, legal counsel, independent consultants or such others as they deem appropriate, to take such action as they deem
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necessary or appropriate to:

     (a) Register Colonial Separate Account D as a unit investment trust under the Investment Company Act of 1940, as amended;

     (b) Register the Policies in such amounts, which may be indefinite amounts, as the Officers shall from time to time deem appropriate under the Securities Act of 1933; and

     (c) Take all other action on behalf of Colonial Separate Account D and on behalf of the Company as sponsor and depositor which in their judgment may be necessary or appropriate in connection with the offering of said Policies for sale and the operation of Colonial Separate Account D in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933 and all other applicable federal laws and regulations, including the filing of any registration statements, amendments to registration statements, notification of registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940, the Securities Act of 1933 or other applicable federal laws and regulations;

FURTHER RESOLVED: That the President of the Company, and any Senior Vice President of the Company, are duly appointed as agents for service of process under such registration statements and duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto and exercise any powers given to such agents by the rules and regulations under the Securities Act of 1933;

FURTHER RESOLVED: That the Officers be, and they each hereby are, authorized and directed on behalf of Colonial Separate Account D and on behalf of the Company to take any and all actions that any of them may deem necessary or advisable in order to offer and sell the Policies, including any registrations, filings and qualifications, both of the Company, its officers, agents and employees, and of the Policies, under the insurance and securities laws of any state or any other jurisdiction, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such

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laws, and to take any and all further actions which said Officers or legal counsel for the Company may deem necessary or desirable in order to maintain such registrations or qualifications for as long as said Officers or legal counsel deem it to be in the best interest of Colonial Separate Account D and the Company;

FURTHER RESOLVED: That any form of corporate resolution required by any State or other jurisdiction in connection with any filing, registration, or approval as contemplated in these resolutions is hereby adopted, and the Officers be, and they each hereby are, authorized to certify to the adoption thereof by this Board;

FURTHER RESOLVED: That the Officers be, and they each hereby are, authorized in the names and on behalf of Colonial Separate Account D and the Company to execute and file irrevocable written consents to be used in such States and other jurisdictions wherein such consents to service of process may be requisite under the insurance or securities laws thereof in connection with such registration or qualification of the Policies or Colonial Separate Account D, and to appoint the appropriate State or public official, or such other person that may be specified by said insurance or securities laws, as agents of Colonial Separate Account D and of the Company for the purpose of receiving and accepting process;

FURTHER RESOLVED: That the Officers be, and they each hereby are, authorized to establish procedures to the extent required or deemed appropriate, and, subject to the limitations of applicable law, for providing a pass-through of voting rights for owners of the Policies with respect to the shares of an investment company or companies, attributable to them, owned by Colonial Separate Account D;

FURTHER RESOLVED: That the following general Standard of Suitability, which expresses the policy of the Company with respect to determining the suitability for applicants be adopted: No recommendations shall be made to a potential applicant to purchase a variable life insurance product and no variable life insurance product shall be issued in the absence of reasonable grounds to believe that the purchase of same is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the sales representative making the recommendations;

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FURTHER RESOLVED:   That the Officers be, and they each hereby are,
authorized and directed to execute such agreement or agreements as they deem necessary or appropriate:

     (a) With Chubb Securities Corporation, or any other qualified entity, under which Chubb Securities Corporation or such other entity will be appointed principal underwriter and distributor for the Policies; and

     (b) With one or more qualified banks or other qualified entities, including the Company or any of its affiliates, to provide administrative and/or custodial service in connection with the establishment and maintenance of Colonial Separate Account D and the design, issuance and administration of the Policies;

FURTHER RESOLVED:   That the Officers be, and they each hereby are,
authorized and directed on behalf of the Company to execute and deliver such agreements and other documents and to do such acts and things as each of them may in their sole discretion deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.


IN WITNESS WHEREOF, I have hereunto set my hand and seal of this Corporation this 10th day of January 1995.



                              /s/ Frederick H. Condon, Secretary
                              ----------------------------------
                              Frederick H. Condon, Secretary



(SEAL)